Exhibit 31.03

CERTIFICATION

I, B. Grant Yarber, certify that:

1.      I have reviewed this annual report on Form 10-K/A of Capital Bank Corporation; and

2.      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 9, 2009	CAPITAL BANK CORPORATION

By: /s/ B. Grant Yarber
B. Grant Yarber
President and Chief Executive Officer